QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(a)(1)(iv)

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

        This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this "Amendment") is dated as of December 16, 2006, by and among by and among Level 3 Communications, Inc., a Delaware corporation (the "Company"), and each of the investors named in the signature pages hereto (each, an "Investor" and collectively, the "Investors").

W I T N E S S E T H:

        WHEREAS, the Company and Fairfax Financial Holdings Limited ("Fairfax"), Southeastern Asset Management, Inc., Chou Associates Management Inc. ("Chou"), Steelhead Navigator Master, L.P., Davis Selected Advisers, L.P. ("Davis"), Markel Corporation ("Markel"), Mary E. West, Gary L. West, Walter Scott, Jr., Walter Scott, Jr. Charitable Remainder Annuity Trust, Suzanne and Walter Scott Charitable Remainder Unitrust, WS Charitable Remainder Unitrust (II), 2002 Robert Edward Julian Irrevocable Descendant's Trust, Carole Lee Julian Revocable Trust, Robert and Carole Julian Charitable Foundation, Julian Properties LP and Robert E. Julian (collectively, the "Original Investors") entered into that certain Securities Purchase Agreement, dated as of November 17, 2008 (the "Agreement");

        WHEREAS, prior to the date hereof, pursuant to Section 8.9 of the Agreement, Fairfax, an Original Investor, assigned, in the aggregate, all of its right, title, benefit, privileges and interest in and to, and all of its burdens, obligations and liabilities in connection with, its agreement to purchase $100,062,000 aggregate principal amount of the Notes pursuant to the Agreement as an Original Investor thereunder, to Odyssey America Reinsurance Corporation, United States Fir Insurance Corporation, Fairfax (Barbados) International Corp and Falcon Insurance Company (Hong Kong) Ltd.;

        WHEREAS, prior to the date hereof, pursuant to Section 8.9 of the Agreement, Chou, an Original Investor, assigned, in the aggregate, all of its right, title, benefit, privileges and interest in and to, and all of its burdens, obligations and liabilities in connection with, its agreement to purchase $50,000,000 aggregate principal amount of the Notes pursuant to the Agreement as an Original Investor thereunder, to Chou Bond Fund, Chou Asia Fund, Chou Associates Fund, Chou Europe Fund and Chou RRSP Fund;

        WHEREAS, prior to the date hereof, pursuant to Section 8.9 of the Agreement, Davis, an Original Investor, assigned, in the aggregate, all of its right, title, benefit, privileges and interest in and to, and all of its burdens, obligations and liabilities in connection with, its agreement to purchase $40,000,000 aggregate principal amount of the Notes pursuant to the Agreement as an Original Investor thereunder, to Davis New York Venture Fund, Inc., Selected American Shares, Inc., Davis Value Portfolio and Fundamental Value Trust;

        WHEREAS, prior to the date hereof, pursuant to Section 8.9 of the Agreement, Markel, an Original Investor, assigned all of its right, title, benefit, privileges and interest in and to, and all of its burdens, obligations and liabilities in connection with, its agreement to purchase $25,000,000 aggregate principal amount of the Notes pursuant to the Agreement as an Original Investor thereunder, to Evanston Insurance Company; and

        WHEREAS, pursuant to Section 8.11 of the Agreement, the parties hereto now desire to amend the Agreement as provided herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1.    Defined Terms.    Capitalized terms that are not defined in this Amendment have the respective meanings set forth in the Agreement.

        2.    Amendments to Agreement.    The Agreement is hereby amended as follows:

        (a)   Paragraph (f) of Section 6.2 is deleted in its entirety and replaced with the following:

          "(f)  The Company shall have accepted for payment at least $162,000,000 aggregate principal amount of the Company's 2.875% Convertible Senior Notes due 2010 and at least $173,000,000 aggregate principal amount of the Company's 6% Convertible Subordinated Notes due 2010 in the Tender Offers for such notes."

        (b)   Paragraph (f) of Section 6.3 is deleted in its entirety and replaced with the following:

          "(f)  The Company shall have accepted for payment at least $162,000,000 aggregate principal amount of the Company's 2.875% Convertible Senior Notes due 2010 and at least $173,000,000 aggregate principal amount of the Company's 6% Convertible Subordinated Notes due 2010 in the Tender Offers for such notes."

        2.    Severability.    Should any part or provision of this Amendment be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Amendment shall remain binding upon the parties hereto.

        3.    Governing Law.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of law principles thereof.

        4.    Counterparts.    This Amendment may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument

        5.    Continued Effectiveness.    It is the express intention of the parties hereto to ratify and reaffirm the terms and conditions of the Agreement, as amended pursuant to the terms of this Amendment. Except as expressly amended hereby, the Agreement shall remain unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall prevail.

[The remainder of the page is intentionally left blank.]

2

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Securities Purchase Agreement on the date first written above.

LEVEL 3 COMMUNICATIONS, INC.
By:	/s/ Thomas C. Stortz

	Name:	Thomas C. Stortz
	Title:	Executive Vice President, Chief Legal Officer and Secretary

[signature page to Amendment No. 1 to Securities Purchase Agreement]

ODYSSEY AMERICA REINSURANCE CORPORATION, by its investment manager, Hamblin Watsa Investment Counsel Ltd.
By:	/s/ Paul Rivett

	Name:	Paul Rivett
	Title:	Vice President and Chief Operating Officer

[signature page to Amendment No. 1 to Securities Purchase Agreement]

UNITED STATES FIRE INSURANCE CORPORATION, by its investment manager, Hamblin Watsa Investment Counsel Ltd.
By:	/s/ Paul Rivett

	Name:	Paul Rivett
	Title:	Vice President and Chief Operating Officer

[signature page to Amendment No. 1 to Securities Purchase Agreement]

FAIRFAX (BARBADOS) INTERNATIONAL CORP, by its investment manager, Hamblin Watsa Investment Counsel Ltd.
By:	/s/ Paul Rivett

	Name:	Paul Rivett
	Title:	Vice President and Chief Operating Officer

[signature page to Amendment No. 1 to Securities Purchase Agreement]

FALCON INSURANCE COMPANY (HONG KONG) LTD., by its investment manager, Hamblin Watsa Investment Counsel Ltd.
By:	/s/ Paul Rivett

	Name:	Paul Rivett
	Title:	Vice President and Chief Operating Officer

[signature page to Amendment No. 1 to Securities Purchase Agreement]

SOUTHEASTERN ASSET MANAGEMENT, INC., on behalf of certain institutional clients
By:	/s/ Andrew R. McCarroll

	Name:	Andrew R. McCarroll
	Title:	Vice President and General Counsel

[signature page to Amendment No. 1 to Securities Purchase Agreement]

EVANSTON INSURANCE COMPANY
By:	/s/ D. Michael Jones

	Name:	D. Michael Jones
	Title:	Assistant Secretary

[signature page to Amendment No. 1 to Securities Purchase Agreement]

DAVIS NEW YORK VENTURE FUND, INC.
By:	/s/ Christopher Davis

	Name:	Christopher Davis
	Title:	Authorized Signatory

[signature page to Amendment No. 1 to Securities Purchase Agreement]

SELECTED AMERICAN SHARES, INC.
By:	/s/ Christopher Davis

	Name:	Christopher Davis
	Title:	Authorized Signatory

[signature page to Amendment No. 1 to Securities Purchase Agreement]

DAVIS VALUE PORTFOLIO
By:	/s/ Christopher Davis

	Name:	Christopher Davis
	Title:	Authorized Signatory

[signature page to Amendment No. 1 to Securities Purchase Agreement]

FUNDAMENTAL VALUE TRUST
By:	/s/ Christopher Davis

	Name:	Christopher Davis
	Title:	Authorized Signatory

[signature page to Amendment No. 1 to Securities Purchase Agreement]

CHOU BOND FUND
By:	/s/ Francis Chou

	Name:	Francis Chou
	Title:	Chief Executive Officer

[signature page to Amendment No. 1 to Securities Purchase Agreement]

CHOU ASIA FUND
By:	/s/ Francis Chou

	Name:	Francis Chou
	Title:	Chief Executive Officer

[signature page to Amendment No. 1 to Securities Purchase Agreement]

CHOU ASSOCIATES FUND
By:	/s/ Francis Chou

	Name:	Francis Chou
	Title:	Chief Executive Officer

[signature page to Amendment No. 1 to Securities Purchase Agreement]

CHOU EUROPE FUND
By:	/s/ Francis Chou

	Name:	Francis Chou
	Title:	Chief Executive Officer

[signature page to Amendment No. 1 to Securities Purchase Agreement]

CHOU RRSP FUND
By:	/s/ Francis Chou

	Name:	Francis Chou
	Title:	Chief Executive Officer

[signature page to Amendment No. 1 to Securities Purchase Agreement]

STEELHEAD NAVIGATOR MASTER, L.P.
By:	Steelhead Partners, LLC, its investment manager
By:	/s/ Carol Lokey

	Name:	Carol Lokey
	Title:	Chief Financial Officer

[signature page to Amendment No. 1 to Securities Purchase Agreement]

/s/ Gary L. West

Gary L. West

[signature page to Amendment No. 1 to Securities Purchase Agreement]

/s/ Mary E. West

Mary E. West

[signature page to Amendment No. 1 to Securities Purchase Agreement]

WALTER SCOTT, JR. CHARITABLE REMAINDER ANNUITY TRUST
By:	/s/ Walter Scott, Jr.

Walter Scott, Jr., Trustee Walter Scott, Jr. Charitable Remainder Annuity Trust Dated December 19, 1990

[signature page to Amendment No. 1 to Securities Purchase Agreement]

SUZANNE AND WALTER SCOTT CHARITABLE REMAINDER UNITRUST
By:	/s/ Walter Scott, Jr.

Walter Scott, Jr., Trustee Suzanne and Walter Scott Charitable Remainder Unitrust Dated March 12, 1997

[signature page to Amendment No. 1 to Securities Purchase Agreement]

WS CHARITABLE REMAINDER UNITRUST (II)
By:	/s/ Walter Scott, Jr.

Walter Scott, Jr., Trustee WS Charitable Remainder Unitrust (II) Dated July 21, 1997

[signature page to Amendment No. 1 to Securities Purchase Agreement]

/s/ Walter Scott, Jr.

Walter Scott, Jr.

[signature page to Amendment No. 1 to Securities Purchase Agreement]

2002 ROBERT EDWARD JULIAN IRREVOCABLE DESCENDANT'S TRUST
By:	/s/ Carole L. Julian

Carole L. Julian, Trustee

[signature page to Amendment No. 1 to Securities Purchase Agreement]

CAROLE LEE JULIAN REVOCABLE TRUST
By:	/s/ Carole L. Julian

	Name:	Carole L. Julian
	Title:	Trustee

[signature page to Amendment No. 1 to Securities Purchase Agreement]

/s/ Robert E. Julian

Robert E. Julian

[signature page to Amendment No. 1 to Securities Purchase Agreement]

JULIAN PROPERTIES LP
By:	Julian Management Inc., its general partner
By:	/s/ Robert E. Julian

	Name:	Robert E. Julian
	Title:	President

[signature page to Amendment No. 1 to Securities Purchase Agreement]

ROBERT AND CAROLE JULIAN CHARITABLE FOUNDATION
By:	/s/ Robert E. Julian

	Name:	Robert E. Julian
	Title:	Director

[signature page to Amendment No. 1 to Securities Purchase Agreement]

QuickLinks

  Exhibit 99(a)(1)(iv)